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                                                                    EXHIBIT 10.4


                                     Form of
                        PREFERRED STOCK OPTION AGREEMENT

     PREFERRED STOCK OPTION AGREEMENT, dated as of November 30, 1999, by and between O'SULLIVAN INDUSTRIES HOLDINGS, INC., a Delaware corporation (the "Company"), and ___________________ (the "Executive"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in Section 1.

     WHEREAS, the Executive is currently a management employee of the Company, and the Company desires to grant the Executive certain stock purchase options in accordance with the terms hereof pursuant to the Agreement and Plan of Merger, dated as of May 17, 1999, by and between OSI Acquisition, Inc. and the Company (as amended, restated or modified from time to time, the "Merger Agreement") in exchange for certain stock options held by the Executive prior to the transactions contemplated thereby.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "Board" means the Board of Directors of the Company.

     "Certificate of Incorporation" means the Company's Certificate of Incorporation as in effect after consummation of the Merger and other transactions contemplated by the Merger Agreement, a copy of which is attached hereto as Exhibit A, as such may be amended, restated or modified from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Expiration Date" means the close of business on December 31, 2025, subject to earlier expiration as provided in Section 3.

     "Form" means those forms of the Internal Revenue Service used by taxpayers to file federal income tax returns or reports required under the Code or applicable Treasury Regulations promulgated thereunder.

     "Liquidation Value" means, as of any date of determination, the liquidation value of each share of Series A Preferred as set forth in the Certificate of Incorporation.




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     1. Definitions. As used herein, the following terms shall have the following meanings:

     "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Approved Sale" means the sale of the Company, in a single transaction or a series of related transactions, to an Unaffiliated Third Party (a) pursuant to which such Unaffiliated Third Party proposes to acquire all of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Stock or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by the Board and holders of a majority of the BRS Shares (the "Approving Stockholders"), (c) pursuant to which all holders of Stockholder Shares receive (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock (as adjusted for any consideration payable by such holders in connection with the exercise of any securities convertible and/or exchangeable into Common Stock) as each other holder of Stockholder Shares, or if any holders of Stockholder Shares are given an option as to the form and amount of consideration received, all such holders of Stockholder Shares are given the same option (provided, that any amounts paid or under bona fide employment agreements, consulting agreements, management agreements or other similar agreements for actual services to be rendered shall not be counted as consideration for purposes of this clause (c)), and (d) which has been designated by the Approving Stockholders as an "Approved Sale."

     "Board" means the Company's board of directors.

     "BRS Closing Date Shares" means Stockholder Shares held by BRS as of the date hereof.

     "BRS Shares" means Stockholder Shares owned by BRS and the BRS Investors, or any of their respective Permitted Transferees.

     "Co-Invest Shares" in the case of any Executive, means such Executive's "Co-Invest Shares" as defined in the Management Stock Agreement.

     "Common Stock" means the Company's Common Stock, par value $0.01 per share, as adjusted for any stock split, stock dividend or other combination, exchange, conversion, recapitalization, merger, consolidation or reorganization, or, if the shares of Common Stock are hereafter changed or exchanged for different shares, interests or securities of the Company, such other shares, interests or securities, and any other Common Stock of the Company hereafter issued.










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     "Executive Shares" means Stockholder Shares owned by the Executives or any of their Permitted Transferees.

     "Family Group" means, with respect to an individual Stockholder, such Stockholder's spouse and descendants (whether natural or adopted) and any trust or other entity solely for the benefit of such Stockholder and/or such Stockholder's spouse, their respective ancestors and/or descendants (whether natural or adopted).

     "Initial Public Offering" means the sale, in the initial underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock where, after such offering, the Common Stock sold in such offering is subject to being traded in the NASDAQ National Market or a national securities exchange.

     "Management Stock Agreement" means the Management Stock Agreement dated on even date herewith among the Company and certain of its Stockholders.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 17, 1999, between the Company and OSI Acquisition, Inc., a Delaware corporation, as amended, restated or modified from time to time.

     "Other Stockholders" means, with respect to a Stockholder, all Stockholders other than such Stockholder.

     "Permitted Transferees" has the meaning set forth in Section 4(c).

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

     "Qualified Public Offering" means the sale, in an underwriting primary public offering of Common Stock registered under the Securities Act, of shares of Common Stock which is expected to result in net cash proceeds to the Company in an aggregate amount of not less than $30 million.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Stockholder Shares" means (i) any Common Stock now held or hereafter acquired by the Stockholders, (ii) any Common Stock issued or issuable upon exercise of any securities convertible and/or exchangeable for Common Stock, and
(iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of









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stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold or acquired in a Public Sale or in an Approved Sale or upon the consummation of a Qualified Public Offering. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation or limited liability company (with voting securities), a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company (without voting securities), association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

     "Transaction Documents" means (i) this Agreement, (ii) the Merger Agreement, (iii) the Registration Rights Agreement dated as of the date hereof by and among the parties hereto, (iv) the Management Stock Subscription Agreement, (v) the Management Stock Agreement, and (vi) the Warrant Agreements dated as of the date hereof between the Company and each of Lehman Brothers Inc. and Bruckmann, Rosser, Sherrill & Co. II, L.P.

     "Transfer" has the meaning set forth in Section 4(a).

     "Unaffiliated Third Party" means any Person who, immediately prior to the contemplated transaction, (i) is not a Person who owns in excess of 5% of the Common Stock on a fully diluted basis (a "5% Owner"), (ii) is not an Affiliate of any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     "Warrant Shares" means Stockholder Shares owned by the Warrant Holders, or any of their Permitted Transferees.











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     2. Board of Directors.

     (a) Until the provisions of this Section 2 cease to be effective, to the extent permitted by law, each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable lawful actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company and its Subsidiaries shall take all necessary and desirable actions within their control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) the authorized number of directors of the Board shall be established and maintained at seven (7) and will be designated as follows:
     (A) five (5) directors shall be designated by the holders of a majority of the BRS Shares (the "BRS Directors") who shall initially include Stephen Edwards and Harold O. Rosser;(B) Richard D. Davidson shall be a director of the Company for so long as he is the duly elected and acting Chief Executive Officer of the Company, and thereafter such directorship shall be held by the duly elected Chief Executive Officer of the Company, and (C) one (1) director shall be designated by the Chief Executive Officer of the Company and subject to the approval of the remainder of the Board who shall initially be Daniel P. O'Sullivan.

          (ii) the composition of the board of directors (or similar bodies) of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the Board;

          (iii) any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the voting power of the Board and the composition of each such committee (if any) shall consist of not more than three Persons, at least one of which will be a BRS Director;

          (iv) any director shall be removed from the Board, a Sub Board or any committee thereof (with or without cause) at the written request of the Stockholder or Stockholders which have the right to designate such director hereunder, but only upon such written request and under no other circumstances; provided, that the holders of Stockholder Shares may remove any director for cause, but the replacement director may only be designated by the Stockholders which have the right to designate such director hereunder; and

          (v) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or such Sub Board or committee shall be filled by a representative designated by the Stockholders referred to in clause (i).











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     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any Sub Board and any committee thereof. In addition, the Company shall pay such additional compensation to directors who are not employees of the Company or any of its Subsidiaries as the Board so determines.

     (c) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the election of a Person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law (provided that such party may subsequently remove and replace such Person). In the event that any provision of the Company's bylaws or articles of incorporation is inconsistent with any provision of this Section 2, the Stockholders shall take such action as may be necessary to amend any such provision in the Company's bylaws or certificate of incorporation to remedy such inconsistency.

     (d) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

     3. Representations and Warranties. (a) Each Stockholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally or by general equitable principles, and
(ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any such proxy or become party to any such voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

     (b) The Company represents and warrants that (i) it is a corporation duly organized and validly existing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for such jurisdictions in which the failure to so qualify, would not have a material adverse effect on the Company, (ii) the execution, delivery and performance of this Agreement have been duly authorized by the Company, and (iii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

     4. Restrictions on Transfer of Stockholder Shares.

     (a) Tag Along Rights. Subject to Sections 4(c) and 4(d), at least 15 days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of Stockholder Shares by BRS of more than 10% of the total number of BRS Closing Date Shares (or any lesser number of Stockholder Shares which together with all Stockholder Shares previously Transferred by BRS equal an amount in excess of 10% of the BRS Closing Date Shares), BRS shall deliver a written notice (the









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"Sale Notice") to the Company and to each of the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer; provided, that this Section 4(a) shall not apply to any Transfer made pursuant to an Approved Sale or a Public Sale. Each Stockholder may elect to participate in the contemplated Transfer by delivering written notice to BRS within 15 days after receipt of the Sale Notice. If any of the Stockholders have elected to participate in such Transfer, each of BRS and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of any class equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares owned by such Stockholder by the aggregate number of Stockholder Shares owned by the Stockholders participating in such Transfer and
(ii) the aggregate number of Stockholder Shares to be sold in the contemplated Transfer. Each Stockholder transferring Stockholder Shares pursuant to this
Section 4(a) shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such Transfer and shall be obligated to join in any indemnification obligations that BRS agrees to provide in connection with such Transfer on a pro rata basis in accordance with the number of Stockholder Shares sold in such Transfer; provided, that each Stockholder's indemnification obligations shall not exceed the aggregate amount of proceeds received by such Stockholder in such Transfer; and provided further, that the representations and warranties and indemnification obligations of holders of Warrant Shares shall be limited to representations regarding title to such Stockholder Shares.

     (b) First Offer Rights. Subject to Sections 4(c) and 4(d), at least 30 days prior to any Transfer of Stockholder Shares (other than BRS Shares and other than Warrant Shares), such Person making such Transfer (the "Offering Stockholder") shall deliver a written notice (the "Transfer Notice") to the Company and BRS specifying in reasonable detail the number of Stockholder Shares proposed to be transferred, the proposed purchase price (which shall be payable solely in cash) and the other terms and conditions of the Transfer; provided, that this Section 4(b) shall not apply to any Transfer made following an Approved Sale or the exercise of a "Repurchase Option" (as defined and set forth in the Management Stock Agreement). BRS (or its designees) may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Offering Stockholder and the Company within 10 days after the Transfer Notice has been delivered to the Company. If BRS (or its designees) does not elect to purchase all of the Stockholder Shares specified in the Transfer Notice, then the Company may elect to purchase all or any portion of the remaining Stockholder Shares to be transferred, upon the same terms and conditions set forth in the Transfer Notice, by delivering a written notice of such election to the Offering Stockholder within 20 days after the Transfer Notice has been delivered to the Company. If BRS (or its designees) and the Company do not elect to purchase the Stockholder Shares specified in the Transfer Notice, then the Offering Stockholder may transfer the Stockholder Shares specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 90-day period immediately following the earlier of (i) 20 days after delivery of the Transfer Notice and (ii) the date as of which both BRS and the Company have declined in writing to exercise their options under this Section 4(b). Any Stockholder Shares









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not transferred within such 90-day period will be subject to the provisions of this Section 4(b) upon subsequent Transfer.

     (c) Permitted Transfers. The restrictions contained in this Section 4 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder
(i) in the case of an individual Stockholder, (1) pursuant to applicable laws of descent and distribution or among such Stockholder's Family Group, (2) with respect to shares held by Richard D. Davidson, to Kurt Sagehorn, Stephen K. Weeks and Michael V. Aumann, in each case, so long as such individuals are employees of the Company and its Subsidiaries, (3) with respect to Co-Invest Shares held by any Executive, so long as such Executive has good and valid reason to transfer such Co-Invest Shares, to any other Executive upon receipt of the prior written consent of the Board, which consent shall not be unreasonably withheld, or (ii) in the case of a holder of the BRS Shares and its Permitted Transferees, (A) among its Affiliates and partners, (B) to any employee, prospective employee, director or prospective director of the Company or any Subsidiary of the Company as incentive compensation, (C) to any BRS Investor or any employee or director (whether current, former or prospective) of BRS or any Affiliate of BRS or (D) to BRS; provided, in each case contemplated by this clause (ii), that the rights and restrictions contained in this Section 4 shall continue to be applicable to such Stockholder Shares after any such Transfer as if such Stockholder Shares were held by the transferor; and provided further, that (x) the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in substantially the form attached hereto as Exhibit A and (y) with respect to any transferee of Executive Shares, a joinder to the applicable Management Stock Agreement. All transferees permitted under this Section 4(c) are collectively referred to herein as "Permitted Transferees."

     (d) Termination of Restrictions. The restrictions set forth in this Section 4 shall continue with respect to each Stockholder Share until the consummation of an Initial Public Offering.

     5. Sale of the Company.

     (a) In the event of an Approved Sale, each Stockholder will thereafter (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of securities, each Stockholder will agree to sell its Stockholder Shares on the terms and conditions of the Approved Sale. Each Stockholder will take all necessary and desirable actions as directed by the Board in connection with the consummation of any Approved Sale, including, without limitation, executing the applicable purchase agreements and joining in any indemnification obligations (whether directly to the buyer in such Approved Sale or pursuant to a contribution arrangement) on a pro rata basis in accordance with the number of Stockholder Shares sold in such Approved Sale; provided, that each Stockholder's indemnification obligation shall not exceed the aggregate amount of proceeds received by such Stockholder in such Approved Sale.









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     (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

     (c) All Stockholders (other than holders of Warrant Shares) will bear their pro rata share (based upon the number of Stockholder Shares sold) of the reasonable costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholder on its own behalf will not be considered costs of the transaction hereunder.

     (d) This Section 5 shall automatically terminate upon the consummation of an Initial Public Offering.

     6. Legend. Each certificate or instrument evidencing Stockholder Shares and each certificate or instrument issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares, each as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ___________, ____, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 30, 1999, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates and instruments evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates and instruments evidencing any units which cease to be Stockholder Shares.











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     7. Transfer of Stockholder Shares.

     (a) Stockholder Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) subject to the provisions of
Section 4 above, Rule 144 or Rule 144A or Regulation S (or any similar rules then in effect) of the Securities and Exchange Commission if such rule is available, and (iii) subject to Section 4 or 5 and Section 7(b) below, any other legally available means of Transfer.

     (b) In connection with the Transfer of any Stockholder Shares other than a Transfer described in clause (i) or (ii) of Section 7(a) above, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company (which such opinion requirement may be waived by the Company in its sole discretion) to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act and that such Stockholder Shares are no longer subject to the restrictions herein, the Company shall, if such Stockholder Shares are certificated, promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the legend set forth in Section 6 above. If the Company is not required pursuant to the immediately preceding sentence to deliver new certificates for such Stockholder Shares without such legend, the holder thereof shall not consummate a Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 7 and Section 6 above.

     (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

     (d) Upon the request of any holder of Stockholder Shares, the Company shall remove the legend set forth in Section 6 above from the certificates for such holder's Stockholder Shares (or the eligible portion thereof); provided, that such Stockholder Shares have been either registered under the Securities Act or are eligible for sale pursuant to Rule 144 (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

     (e) Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     8. Amendment and Waiver. Except as otherwise provided herein, (a) no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing









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by, respectively, the Company or the holders of a majority of the Stockholder
Shares on a fully diluted basis, and (b) no modification, amendment or waiver which materially adversely affects the rights of a Stockholder under this Agreement vis-a-vis Other Stockholders shall be effective against such Stockholder unless such modification, amendment or waiver is approved in writing by such Stockholder. For avoidance of doubt, an amendment to add another party to this Agreement is not an action which, in and of itself, affects any Stockholder materially adversely. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     10. Entire Agreement. Except as otherwise expressly set forth herein, this document and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     11. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     12. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agree ment.

     13. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each of the Stockholders may in his, hers, or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     14. WAIVER OF JURY TRIAL. THE COMPANY AND EACH STOCKHOLDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW,

TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE COMPANY AND EACH STOCKHOLDER AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

     15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the address indicated below:

   To the Company, to:
   ------------------

         O'Sullivan Industries Holdings, Inc.
         1900 Gulf Street
         Lamar, Missouri 64759
         Attention:  President and Secretary
         Facsimile: (417) 682-8120 (President
                     (417) 682-8113 (Secretary)

         With a copy, which shall not constitute notice to the Company, to:

         Kirkland & Ellis
         Citicorp Center
         153 East 53rd Street
         New York, New York  10022-4675
         Attention:  Kirk A. Radke, Esq.
         Facsimile No.:  (212) 446-4900

   To BRS, to:
   ----------

         Bruckmann, Rosser, Sherrill & Co. II, L.P.
         126 East 56th Street
         New York, NY  10022
         Attention: Stephen F. Edwards
         Facsimile: (212) 521-3799

         With a copy, which shall not constitute notice to BRS, to:
         ----------------------------------------------------------

         Kirkland & Ellis
         Citicorp Center
         153 East 53rd Street
         New York, New York  10022-4675
         Attention:  Kirk A. Radke, Esq.
         Facsimile No.: (212) 446-4900

   To any of the Executives, to:
   ----------------------------

         [EXECUTIVE]
         c/o O'Sullivan Industries Holdings, Inc.
         1900 Gulf Street
         Lamar, Missouri 64759
         Facsimile: (417) 682-8113

    With a copy, which shall not constitute notice to such Executive, to:
    ---------------------------------------------------------------------

          Kirkland & Ellis
          Citicorp Center
          153 East 53rd Street
          New York, New York  10022-4675
          Attention:  Kirk A. Radke, Esq.
          Facsimile No.: (212) 446-4900

    To any Warrant Holder, to:
    -------------------------

          To the address for such Warrant Holder set forth in the Company's records;

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     16. GOVERNING LAW. THE CORPORATE LAW OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                             O'SULLIVAN INDUSTRIES HOLDINGS, INC.


                             By: /s/ Richard D. Davidson
                                ---------------------------------------
                             Name:   Richard D. Davidson
                             Its:   President and Chief Operating Officer


                             BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

                             By:      BRSE, L.L.C.
                             Its:     General Partner


                             By: /s/ Stephen F. Edwards
                                 --------------------------------------
                             Name: Stephen F. Edwards
                             Its:

                           BRS INVESTOR SIGNATURE PAGE





                                             -----------------------------------
                                             BONNIE DIETRICH



                                             -----------------------------------
                                             RICE EDMONDS



                                             -----------------------------------
                                             JULIET FRIST



                                             -----------------------------------
                                             SUSAN KAIDER



                                             -----------------------------------
                                             SARAH POLIZOTTO



                                             -----------------------------------
                                             WALKER SIMMONS



                                             -----------------------------------
                                             MARILENA TIBREA

                     EXECUTIVE SIGNATURE PAGE (PAGE 1 OF 4)



/s/ Richard D. Davidson              /s/ David E. Pittman
-----------------------------------  -------------------------------------------
RICHARD D. DAVIDSON                  DAVID E. PITTMAN


/s/ Michael P. O'Sullivan            /s/ David S. Thiesse
-----------------------------------  -------------------------------------------
MICHAEL P. O'SULLIVAN                DAVID S. THIESSE


/s/ Phillip J. Pacey                 /s/ Gary Blankenship
-----------------------------------  -------------------------------------------
PHILLIP J. PACEY                     GARY R. BLANKENSHIP


/s/ Tyrone E. Riegel                 /s/ Jason Stansberry
-----------------------------------  -------------------------------------------
TYRONE E. RIEGEL                     JASON STANSBERRY


/s/ Thomas M. O'Sullivan, Jr.        /s/ Joe J. Whyman
-----------------------------------  -------------------------------------------
THOMAS M. O'SULLIVAN, JR.            JOE J. WHYMAN


/s/ James C. Hillman                 /s/ John R. Cox
-----------------------------------  -------------------------------------------
JAMES C. HILLMAN                     JOHN R. COX


/s/ Rowland H. Geddie, III           /s/ Larry G. Edge
-----------------------------------  -------------------------------------------
ROWLAND H. GEDDIE, III               LARRY G. EDGE


/s/ Stuart D. Schotte                /s/ Leonard R. Saldana
-----------------------------------  -------------------------------------------
STUART D. SCHOTTE                    LEONARD R. SALDANA


/s/ E. Thomas Riegel                 /s/ Maureen M. Wood
-----------------------------------  -------------------------------------------
E. THOMAS RIEGEL                     MAUREEN M. WOOD


/s/ Tommy W. Thieman                 /s/ Max Simmons
-----------------------------------  -------------------------------------------
TOMMY W. THIEMAN                     MAX SIMMONS


/s/ Cliff Bickel, Jr.                /s/ Michael L. Franks
-----------------------------------  -------------------------------------------
CLIFF BICKEL, JR.                    MICHAEL L. FRANKS

                     EXECUTIVE SIGNATURE PAGE (PAGE 2 OF 4)

/s/ David R. Turney                  /s/ Ronald E. Wegener
-----------------------------------  -------------------------------------------
DAVID R. TURNEY                      RONALD E. WEGENER


/s/ John D. Blevins                  /s/ Kenneth S. Ladd
-----------------------------------  -------------------------------------------
JOHN D. BLEVINS                      KENNETH S. LADD


/s/ Neal C. Ruggeberg                /s/ Terry J. Braden
-----------------------------------  -------------------------------------------
NEAL C. RUGGEBERG                    TERRY J. BRADEN


/s/ Daniel P. O'Sullivan             /s/ Daniel F. O'Sullivan
-----------------------------------  -------------------------------------------
DANIEL P. O'SULLIVAN                 DANIEL F. O'SULLIVAN


                                     O'SULLIVAN PROPERTIES, INC.

/s/ Randall Day                      By:
-----------------------------------  -------------------------------------------
RANDALL DAY                          Name:
                                     Title:


/s/ Timothy E. Riegel                /s/ Mary Davidson
-----------------------------------  -------------------------------------------
TIMOTHY E. RIEGEL                    MARY DAVIDSON


/s/ Thomas J. Tirdil                 /s/ Jennifer O'Sullivan
-----------------------------------  -------------------------------------------
THOMAS J. TIRDIL                     JENNIFER O'SULLIVAN


/s/ Robert G. Gillespie              /s/ Michael P. O'Sullivan
-----------------------------------  -------------------------------------------
ROBERT G. GILLESPIE                  MICHAEL P. O'SULLIVAN, as custodian for
                                     Tara O'Sullivan

                     EXECUTIVE SIGNATURE PAGE (PAGE 3 OF 4)


/s/ Michael P. O'Sullivan            /s/ Kim O'Sullivan
-----------------------------------  -------------------------------------------
MICHAEL P. O'SULLIVAN, as custodian  KIM O'SULLIVAN
for Trevor O'Sullivan


/s/ Michael P. O'Sullivan            /s/ Kathleen O'Sullivan Day
-----------------------------------  -------------------------------------------
MICHAEL P. O'SULLIVAN, as custodian  KATHLEEN O'SULLIVAN DAY for Tierny O'Sullivan


/s/ Rose Pacey                       /s/ Diane Riegel
-----------------------------------  -------------------------------------------
ROSE PACEY                           DIANE RIEGEL


/s/ Maria O'Sullivan                 /s/ George R. Wood
-----------------------------------  -------------------------------------------
MARIA O'SULLIVAN                     GEORGE R. WOOD



                                     KAREN O'SULLIVAN WEGENER
                                     REVOCABLE LIVING TRUST

/s/ Colin E. O'Sullivan              By:/s/ Karen O'Sullivan Wegener
-----------------------------------  -------------------------------------------
COLIN E. O'SULLIVAN                     Karen O'Sullivan Wegener, Trustee



/s/ Thomas M. O'Sullivan, Jr.        /s/ Tommy W. Thieman
-----------------------------------  -------------------------------------------
THOMAS M. O'SULLIVAN, JR. as         TOMMY W. THIEMAN, custodian for
custodian for Colin O'Sullivan       Ellen A. Thieman



BATO, L.P.

By: /s/ Thomas M. O'Sullivan, Jr.    /s/ Karen Simmons
    -------------------------------  -------------------------------------------
    Thomas M. O'Sullivan, Jr.,       KAREN SIMMONS, custodian for Matthew
    General Partner                  Simmons



/s/ James A. Hillman                 /s/ Peggy E. Geddie
-----------------------------------  -------------------------------------------
JAMES A. HILLMAN                     PEGGY E. GEDDIE

                     EXECUTIVE SIGNATURE PAGE (PAGE 4 OF 4)


/s/ Betty O'Sullivan Thieman         /s/ Thomas Brent Thieman
-----------------------------------  -------------------------------------------
BETTY O'SULLIVAN THIEMAN             THOMAS BRENT THIEMAN


/s/ Kelly Thieman Hull               /s/ Linda O'Sullivan
-----------------------------------  -------------------------------------------
KELLY THIEMAN HULL                   LINDA O'SULLIVAN


/s/ Jeffrey Thieman
-----------------------------------
JEFFREY THIEMAN

                          WARRANT HOLDER SIGNATURE PAGE


LEHMAN BROTHERS INC.



By:
-----------------------------------
Name:
Title:

                                   EXHIBIT A

                               FORM OF JOINDER TO
                             STOCKHOLDERS AGREEMENT


     THIS JOINDER to the Stockholders Agreement, dated as of _________________, ____ by and among O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Agreement"), is made and entered into as of _____________________ by and between the Company and _________________________ ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

     WHEREAS, Holder has acquired certain shares of Common Stock, and the Agreement and the Company requires Holder, as a holder of such shares, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

     1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, he, she or it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed Stockholder Shares for all purposes of the Agreement.

     2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold any Stockholder Shares.

     3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4. Notices. For purposes of Section 15 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                                        [Name]
                                        [Address]
                                        [Facsimile Number]

               5. GOVERNING LAW. THE LIMITED LIABILITY COMPANY LAW OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS MEMBERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

               6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                 *  *  *  *  *

               IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                            O'SULLIVAN INDUSTRIES HOLDINGS, INC.




                                            By:_________________________________
                                            Name:
                                            Title:





                                            [HOLDER]




                                             By:________________________________